                                                                    Exhibit 10.6

[BEAR STEARNS LOGO]                                     BEAR, STEARNS & CO. INC.

                                                              383 Madison Avenue
                                                              NEW YORK, NY 10179
                                                                Tel 212-272-2000
                                                             www.bearstearns.com



July 10, 2002

Newcastle Investment Corp.
1301 Avenue of the Americas
New York, NY 10019

Gentlemen:

This commitment letter (this "Agreement") confirms the exclusive engagement of Bear, Stearns & Co. Inc. ("Bear Stearns") by Newcastle Investment Corp., as lead advisor ( the "Company" or the "Investment Advisor"), to render financial advisory and investment banking services to the Company in connection with the issuance by a special purpose entity organized under the laws of the Cayman Islands or, if mutually agreed to by Bear Stearns and the Company, another jurisdiction outside or within the U.S. (the "Issuer") of several classes of rated notes (the "Notes") and unrated equity securities (the "Equity") described below (collectively, the "Securities") in a private placement pursuant to Rule 144A or otherwise (the "Collateralized Debt Obligation" or "CDO"). The Securities will be collateralized by approximately $500 million of dollar denominated commercial mortgage backed securities ("CMBS"), REIT debt, real estate loans and asset backed securities (the "Collateral" and, following any initial ramp up period, the initial pool of which shall be deemed the "Original Collateral").The amount of asset backed securities will be limited to 15% of the Original Collateral.

SECTION 1. SERVICES TO BE RENDERED. Subject to (i) the terms and conditions of this Agreement and (ii) with respect to acting as initial purchaser, execution of definitive documents in connection with the CDO (the "Transaction Documents"), Bear Stearns will act as the co-placement agent and book running lead manager for the private placement of the Securities and shall purchase a portion of the Original Collateral, at the direction of the Investment Advisor, for the Issuer (as set forth in Section 9).Please note that nothing in this Agreement constitutes a binding agreement to underwrite or place the Securities.

SECTION 2. CONDITION TO OBLIGATIONS. The obligations of Bear Stearns to act as initial purchaser hereunder are subject to each of the following conditions being met as of the date of issuance of the Notes (the "Closing Date"): (i) as set forth in Section 9, the Company identifying CMBS, REIT debt, real estate loans, and asset backed securities for purchase by Bear Stearns or assets made available by the Company, prior to issuance (for settlement on the Closing Date), at least 60% (the "Initial Collateral") of the Original Collateral, for the CDO's account, the selection and purchase of such Collateral to be directed by the Company in accordance with the Eligibility Criteria described in the Offering Materials, (ii) valid and binding transfer to the Issuer and pledge to the Indenture Trustee of the Initial Collateral (being at least 60% of the Original Collateral), (iii) preparation and delivery of a Collateral fact schedule ("Collateral Schedule") that identifies collateral by loan name, CUSIP number, issuer name, credit rating, industry group, purchase price and date, coupon, par amount and all other data as reasonably required by the rating agencies for securities purchased by Bear Stearns or any loans or securities supplied and delivered by the Company, (iv) provision by the Company of information reasonably required by the rating agencies relating to the historical performance of the Company's analysts and managers, (v) successful completion of Investment Advisor due diligence by Bear Stearns, special counsel for the transaction Orrick, Herrington & Sutcliffe, the rating agencies and investors, (vi) completion of Collateral review and certification of conformance to the Eligibility Criteria,
(vii) written confirmation of the desired ratings of the various Classes of Notes, (viii) delivery of an accountant's comfort letter regarding information contained in any offering circular, (ix) delivery of a satisfactory offering circular, (x) execution and delivery of (a) satisfactory transaction documentation, (b) relevant legal opinions satisfactory to Bear Stearns and the Company, and (c) indemnification provisions satisfactory to Bear Stearns and the Company and (xi) purchase of 100% of the Equity, up to a maximum of 15% of the capitalization of the Issuer, by the Company, its affiliates or clients subject to the Equity having a projected internal rate of return of 15% in the Base Case Scenario as defined below. The Base Case Scenario shall mean a scenario where there are no assumed losses or prepayments on the Collateral and all management fees payable by the Issuer to the Company shall be added to the Equity cash flows for the purpose of determining the internal rate of return of the Equity.


SECTION 3. CLOSING AND SETTLEMENT OF THE CDO; RELEASE OF FUNDS. Subject to completion of the requirements of Sections 1 and 2, Bear Stearns will effect the release of funds against the release of the Securities by the Issuer and the Indenture Trustee, by wire transfer via same day funds into an account for the benefit of the Issuer as described in the offering circular and the other transaction documentation (the "Closing").

SECTION 4. FEES FOR SERVICES. The Company agrees that Bear Stearns shall be entitled to the non-refundable fees (the "CDO Fees") described below, due and payable from the proceeds of the sale of the Securities upon Closing of the CDO, as compensation for structuring and placement services and other obligations of Bear Stearns under this Agreement: a fee equal to the sum of (a) 0.45% of the aggregate of the par amount of the Notes (the "Placement Fee") plus (b) a structuring fee (the "Structuring Fee") equal to $1,000,000. The Placement Fee will be allocated among the Notes according to the following schedule: a fee of 0.30% of the Notes rated AAA/Aaa, a fee of 0.40% of the Notes rated AA/Aa, a fee of 0.75% of the Notes rated A/A; a fee of 1.00% of the Notes rated BBB/Baa, and a fee of 2.00% of the Notes rated BB/Ba.If this schedule of fees produces an aggregate amount of such placement fees different from 0.45% of the aggregate of the par amount of the Notes, the schedule will be adjusted such that the aggregate amount of such placement fees equal 0.45% of the aggregate amount of the Notes. In the event that Bear Stearns is willing and able to sell the BB/Ba rated Notes at a market level but the Company chooses to purchase them, the Placement Fee will be calculated as if the Notes were sold to a third party.

Any Notes purchased by Bear Stearns as principal may be resold by Bear Stearns at prices to be determined by Bear Stearns. Any profit or loss on such Notes will be absorbed by Bear Stearns. Bear Stearns agrees that the Company may appoint either Morgan Stanley or Deutsche Bank as a joint book running co- lead manager, co- placement agent and initial purchaser on the CDO. The Company may appoint another party to act in such capacity if such party is acceptable to Bear Stearns. The fees payable to such co-placement agent will be payable from the Placement Fee and will not exceed 33% of such Placement Fee. Notwithstanding such limitation, if the co-placement agent acting as principal purchases for its own account more than 33% of any class of Notes, he shall be entitled to a proportionate increase in his share of the Placement Fee with respect to such class of Notes.

Furthermore, in the event that (i) Bear Stearns and the co-manager are unable to find a market clearing price for any class (or portion thereof) of the Notes which is reasonably acceptable to the Company in light of market conditions and
(ii) Bear Stearns or the co- manager and the Company cannot agree on a reasonable price at which Bear Stearns or the co- manager, as they case may be, should underwrite such Notes, then the Company may require the Issuer to pay the Placement Fee for such class of Notes to another dealer who has an underwritten price or receives a binding commitment from a bona fide investor for the unsold Note(s) at an all- in price net of the Placement Fee allocable to such class that is better than Bear Stearns' all- in underwritten or market clearing price net of Placement Fees.

For the avoidance of doubt, Bear Stearns and the Company agree that the preceding paragraph does not permit the Company to solicit bids in competition from dealers other than Bear Stearns and the co- manager for the Offered Notes, but rather is intended to provide the Company a contingent plan to complete the CDO in the event Bear Stearns and the co- manager cannot provide, in the Company's reasonable business judgment, a rationale to support the market clearing price presented by Bear Stearns.

If for any reason, the Closing of the CDO fails to occur, the CDO Fees will not be payable; provided, however, that, if the CDO does not occur and the Company becomes the collateral manager or investment advisor in a substantially similar CDO transaction and at least $200 million of the collateral for such transaction was previously purchased by Bear Stearns in accordance with Section 9, prior to the termination of this Agreement where Bear Stearns has not been retained or offered to be retained as the financial advisor thereof, the Company shall pay Bear Stearns a fee upon the Closing of such transaction equal to the CDO Fees described in the first paragraph of this Section 4.

SECTION 5. EXPENSES. The reasonable out-of-pocket expenses of the Company and Bear Stearns, including travel expenses, the fees and the expenses of the rating agencies hired to rate the transaction, the fees and disbursements of Orrick, Herrington & Sutcliffe, up to a maximum of $250,000, as special counsel for Bear Stearns and the co-placement agent, the fees and disbursements of Thacher, Proffitt & Wood, as special counsel to the transaction and the fees and expenses of any other third party reasonably necessary for the completion of this CDO, shall be paid from the proceeds of the sale of the Securities.
If for any reason, the Closing of the CDO fails to occur, other than through the gross negligence or willful misconduct of Bear Stearns, the Company shall pay the fees and expenses of the rating agencies, each respective special counsel and other third parties who have performed services in connection with the transaction. However, if the failure to close is the result of gross negligence or willful misconduct of Bear Stearns, it shall pay all of the expenses discussed in this Section 5. If the Closing of the CDO subsequently occurs after the Company or Bear Stearns pays any expenses, such party shall be entitled to reimbursement thereof from the proceeds of the sales of the Securities.
Bear Stearns will obtain the consent of the Company prior to incurring expenses, other than the expense of obtaining rating estimates on Collateral or the fees and disbursements of Thacher, Proffit & Wood, in excess of the estimated expenses in the schedule attached hereto.

SECTION 6. EXCLUSIVITY AND NON-CIRCUMVENTION. By execution of this Agreement, the Company agrees to the exclusive engagement of Bear Stearns as the financial advisor and as the book running lead manager with respect to the contemplated CDO.

SECTION 7. INDEMNITY. The Company and Bear Stearns agree to an Indemnity in the form attached hereto.

SECTION 8. ACCESS; INFORMATION. In connection with Bear Stearns' activities hereunder, the Company will provide Bear Stearns with reasonable access to all information concerning the Company and the assets of the Issuer (the "Information") which Bear Stearns and the Company reasonably deem appropriate and will provide Bear Stearns with reasonable access to the Company's officers, accountants and counsel. The Company agrees to participate in conference calls or meetings with potential and actual investors to discuss the Company's management style and experience including meetings at the investors' offices where necessary. The Company will also provide prospective and actual investors with reasonable access to the Information. Bear Stearns shall use its best efforts to maintain the confidentiality of Information the Company desires to remain confidential except to the extent that (i) such Information is otherwise publicly available or (ii) the Company consents to the release of such Information. The Company acknowledges that it will provide, on a continuing basis, Information with respect to the assets of the Issuer, including market valuations of such assets, the personnel responsible for managing the assets of the Issuer and any other matter relating to the CDO as reasonably requested by Bear Stearns and investors in the CDO.

The Company represents and agrees that all information made available to Bear Stearns by the Company in writing hereunder and all Company information in any Offering

Documents will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges that in rendering its services hereunder, Bear Stearns will be using and relying primarily on the Information without independent investigation or appraisal of the Company's assets, historical performance or prospects. Bear Stearns does not assume responsibility for the accuracy or completeness of such Information, and the Company does assume responsibility therefore.

SECTION 9. PURCHASE OF THE COLLATERAL AND PAYMENT TO BEAR STEARNS. At the direction of the Company, Bear Stearns shall purchase, prior to the Closing, the Initial Collateral. All Collateral shall conform to applicable transaction requirements at the time of purchase by Bear Stearns including requirements as to maturity, average life, coupon, collateral type, rating and the rating agency requirements regarding portfolio characteristics, including industry and issuer diversification and credit quality (the "Eligibility Criteria"). Prior to the purchase of any Collateral, Bear Stearns and the Company will mutually agree that market conditions are favorable to begin accumulating Collateral for the CDO.


Prior to the Closing, the Company may identify securities (the Initial Collateral) that it wishes Bear Stearns to purchase for the Issuer and shall agree with Bear Stearns on a price to be paid by the Issuer (the "Purchase Price"). Until the pricing of the transaction, the Purchase Price for fixed rate collateral shall be expressed as a spread to interest rate swaps or treasuries (each such price a "Spread Lock"). Such Spread Lock will be calculated using the yield of the security less the yield of an interest rate swap or treasury of comparable average life as mutually agreed by Bear Stearns and the Company at the time of purchase. Bear Stearns and the Company shall agree on and record the yield, Spread Lock, purchase price and benchmark with respect to each security purchased Upon the pricing of the CDO, the Purchase Price for any asset with a Spread Lock will be calculated using the offered side yield of the interest rate swap or treasury as agreed to by Bear Stearns and the Company. The Purchase Price for floating rate collateral will be the price paid for the asset. After the pricing of the transaction, the Purchase Price shall be the price agreed to between the Company and Bear Stearns.

Bear Stearns shall have the right to approve the purchase of each item of Collateral made under this Section 9 and shall not withhold such approval on an unreasonable basis. If Bear Stearns repeatedly and unreasonably rejects securities that the Company has identified for purchase for the CDO, the Company may terminate this Agreement without penalty.

The maximum amount that Bear Stearns shall pay for securities purchased for the warehouse shall be $450 million. In addition, the maximum amount that Bear Stearns shall pay for securities for the warehouse facility rated below Baa3 by Moody's or BBB- by Standard & Poor's ("S&P") shall be $90 million. The warehouse facility will terminate on the Termination Date, as defined in Section 10 below, unless Bear Stearns and the Company agree to extend the facility. Bear Stearns will retain for its own account all payments of interest and principal with respect to securities in the warehouse unless the Company and Bear Stearns execute a mutually agreed upon funding agreement (the "Funding Agreement") whereby, in exchange for receiving a portion of interest payments with respect to the securities in the warehouse, the Company deposits with Bear Stearns as margin an amount equal to the sum of
(a) 10% of the value of all securities in the warehouse rated at least Baa3 by Moody's and BBB- by S&P, (b) 15% of the value of all securities in the warehouse rated below Baa3 by Moody's or BBB- by S&P but rated at least Ba3 and BB- and
(c) a mutually agreed upon percentage of the value of all securities in the warehouse rated below Ba3 by Moody's or BB- by S&P (the aggregate of such amounts deposited with Bear Stearns, the "Deposit"). For the purpose of calculating the Deposit, the value of a security will be determined as (i) if it is a floating rate security or a fixed rate security purchased after the Company has entered into the Funding Agreement with Bear Stearns, the price paid by Bear for such security or (ii) if it is a fixed rate security purchased prior to the execution of the Funding Agreement, a price based on the Spread Lock and the value of the relevant benchmark determined at the time of the Deposit. If the Company elects to enter into the Funding Agreement, it agrees to pay to Bear Stearns the amounts described in the previous sentence on each security contributed to the warehouse subsequent to such election. The portion of interest accrued on the securities in the warehouse payable to the Company (the "Net Bond Carry") shall equal the excess of interest received on such securities over Bear Stearns' aggregate funding costs as adjusted for hedging fixed rate securities, such adjustments will be described in any Funding Agreement. If the Company does not enter into the Funding Agreement with Bear Stearns, the Net Bond Carry will be zero. For each security in the warehouse the funding cost of Bear Stearns will be calculated by multiplying (a) an annual rate of one month LIBOR plus 0.75% times (b) the excess of (x) the market value at the time of purchase over (y) the Deposit amount with respect to such security plus any principal payments received on such security. If Bear Stearns and the Company enter into the Funding Agreement, Bear Stearns will pay the Net Bond Carry to the Company upon the termination of the warehouse facility.

At the time of its purchase of any security in connection with this Agreement, Bear Stearns shall provide a right to the Company to purchase such securities on behalf of the Issuer at the Purchase Price upon the Closing of the CDO. Prior to the pricing of the transaction, the Purchase Price shall be expressed as a Spread Lock.Such right shall be transferable only to the Issuer or an affiliate of the Company. The exercise of any right on a security shall be deemed to be the exercise of every other right in connection with this Agreement regardless of whether or not any such security conforms to the Eligibility Criteria. At the Closing, assuming exercise of all of the rights described above and delivery of the Collateral to the Trustee, Bear Stearns shall be paid from the proceeds of the CDO issuance the aggregate Purchase Price for each security and shall return the Deposit and pay the Net Bond Carry to the Company.

If the Company, by its failure to purchase the Equity pursuant to Section 2
(xi), or otherwise through its gross negligence or willful misconduct, shall cause the CDO to fail to close as contemplated herein, the Company (a) shall purchase the Collateral at the

Purchase Price and Bear Stearns shall return the Deposit, if any, to the Company or (b) shall, after the liquidation of the Collateral at a fair market price by Bear Stearns to an unaffiliated third party, pay to Bear Stearns any difference between the Purchase Price and the aggregate value realized by the sale of Collateral by Bear Stearns (the "Collateral Loss") and Bear Stearns shall return the Deposit and pay the Net Bond Carry to the Company. If the CDO fails to close for any reason other than those listed in the previous sentence and such failure is not a result of Bear Stearns' gross negligence or willful misconduct, at the Company's option, either (a) the Company shall purchase the Collateral at the Purchase Price and Bear Stearns shall return the Deposit and pay the Net Bond Carry to the Company or (b) after the liquidation of the Collateral at a fair market price by Bear Stearns to an unaffiliated third party, (x) if the Company and Bear Stearns have entered into the Funding Agreement Bear Stearns shall pay to the Company the excess of the Deposit plus the Net Bond Carry over the Collateral Loss or (y) if the Company and Bear Stearns have not entered into the Funding Agreement, the Company shall pay to Bear Stearns the lesser of $15,000,000 and the Collateral Loss. If Bear Stearns liquidates the Collateral as provided in the previous sentence and the aggregate value realized by the sale of the Collateral by Bear Stearns exceeds the Purchase Price (such excess, the "Collateral Profit"), then Bear Stearns shall pay to the Company (x) if the Company and Bear Stearns have entered into the Funding Agreement, the Collateral Profit or (y) one half of the Collateral Profit.

The Company and Bear Stearns each acknowledge that the successful completion of the CDO is dependent upon favorable market conditions at the time of, and for a period of time prior to, the pricing of the coupons and yields on the rated Notes (the "Pricing"). If such market conditions are not favorable, and as a result the Pricing of the CDO does not occur, the Company may terminate the warehouse facility prior to the Termination Date if the Equity does not have a projected internal rate of return of at least 15% in the Base Case Scenario by giving notice of such termination to Bear Stearns.

If at the time of pricing of the CDO there shall remain any unsold Notes, Bear Stearns shall have the right, but shall not be obligated, to purchase such unsold Notes at the offering prices and under the terms and conditions at which such Notes are offered to third party investors, subject only to the Company's prior right to purchase at such prices on the Closing all or a portion of such Notes. Under such circumstances, the parties shall promptly set the Closing for a date as soon as practicable. Payment for any Notes so purchased shall be made in the same manner as payment is made by other investors.

SECTION 10. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earliest of: (i) six (6) months from the date of this Agreement; (ii) upon the Closing of the CDO; (iii) the Company gives notice of a Termination as provided in Section 9; (iv) the Company gives notice to Bear Stearns that it wishes to terminate this Agreement because Bear Stearns has failed to purchase for the warehouse the securities listed in the attached Schedule A, (v) by mutual agreement of the parties or (vi) Bear Stearns repeatedly and unreasonably rejects securities that the Company has identified for purchase for the CDO as provided in Section 9 (the earliest date referred to in the preceding clauses being herein referred to as the "Termination Date"); provided, however, that the provisions of Sections 4, 5, 7, 9, 13 and this Section 10 shall survive such termination.

SECTION 11. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. Neither party may transfer or assign any right or obligation under this Agreement without the express written consent of the other, and any purported transfer to assignment without such consent shall be void.

SECTION 12. ENTIRE AGREEMENT. This Agreement represents the entire agreement to date between the Company and Bear Stearns relating to the Collateral and the CDO. This Agreement (i) supersedes all other agreements relating to such matters which have previously been executed by the Company and Bear Stearns, (ii) may not be modified orally, and (iii) may only be modified in writing in a subsequent agreement executed and delivered by both the Company and Bear Stearns.

SECTION 13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof, governing contracts made and to be performed entirely in such State.

Please confirm that the foregoing is in accordance with your understanding and agreement with Bear Stearns by executing both of the enclosed copies of this Agreement and returning one of them to us, whereupon this Agreement shall become a binding obligation between us. The offer of Bear Stearns presented in this Agreement shall expire on July 19, 2002 unless this Agreement is previously executed by you and returned to Bear Stearns. We look forward to working with you and your colleagues, and to assisting you in achieving your objectives.



                                          Very truly yours,

                                          Bear, Stearns & Co. Inc.


                                          By: /s/ Ira Wagner
                                              ______________________
                                              Ira Wagner
                                              Senior Managing Director

Accepted and agreed as of the date
first above-written:

Newcastle Investment Corp.


By /s/ Jonathan Ashley
  _______________________

                           INDEMNIFICATION PROVISIONS

      The Investment Advisor agrees to indemnify and hold harmless Bear, Stearns & Co. Inc. ("Bear Stearns"), its affiliates, officers, directors, employees, agents and controlling persons (as defined by the federal securities laws), to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof), including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Bear Stearns is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any material prepared or provided to Bear Stearns by the Investment Advisor in writing for use in any offering circular or marketing materials approved in writing by the Investment Advisor (such materials herein referred to as "Investment Advisor Materials") and provided to investors in connection with the transactions contemplated by the Agreement, together with any amendments or supplements thereto or documents incorporated therein by reference (herein referred to as "Offering Materials"), or (ii) any act or omission by the Investment Advisor in the performance of its responsibilities as contemplated by this Agreement and the Transaction Documents, provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent (i) it is found in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from the bad faith, illegal acts, gross negligence or willful misconduct of Bear Stearns its affiliates, officers, directors, employees, agents and controlling persons (as defined by the federal securities laws) or (ii) it is caused by any untrue statement or omission or any alleged untrue statement or omission based upon material contained in the Offering Materials discussing "Hypothetical Performance Scenarios" (or similar matters), the "Plan of Distribution or any other section relating to descriptive materials about Bear Stearns (all together, the "Bear Stearns Materials").

      Bear, Stearns & Co. Inc. agrees to indemnify and hold harmless the Investment Advisor, its affiliates, officers, directors, employees, agents and controlling persons (as defined by the federal securities laws) to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof), including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Investment Advisor is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, the Bear Stearns Materials , provided, however, such indemnity agreement shall not apply (i) to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, illegal acts, gross negligence or willful misconduct of the Investment Advisor its affiliates, officers, directors, employees, agents and controlling persons (as defined by the federal securities laws) or (ii) to the Investment Advisor Materials including any Investment Advisor Materials contained in the Offering Materials.

         Notwithstanding anything to the contrary contained herein, it is intended that the Investment Advisor and Bear Stearns shall indemnify each other and shall be jointly (and not severally) liable with respect to any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation arising out of the Offering Materials, other than the Investment Advisor Materials including any Investment Advisor Materials contained in the Offering Materials with respect to which the Investment Advisor shall be solely liable, and the Bear Stearns Materials with respect to which Bear Stearns shall be solely liable. With respect to any claim for which the Investment Advisor and Bear Stearns have each indemnified the other, both parties shall cooperate with respect to the handling of such claim and neither shall agree to a settlement of such claim without the express written consent of the other. The Investment Advisor and Bear Stearns shall each pay one-half of the costs and expenses of responding to any such claim and one- half of any final judgment, other than a final judicial determination at the liability for such claim resulted from the gross negligence or willful misconduct of one party seeking the indemnification hereunder and not the other party.

         If any action, suit, proceeding, or investigation is commenced, as to which either party proposes to demand indemnification, such party shall notify the other with reasonable promptness; provided, however, that any failure by an indemnified party to notify the other shall not relieve the indemnifying party from its obligations hereunder. The indemnified party shall have the right to retain counsel of its own choice to represent it, and the indemnifying party shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any indemnifiable claim against the other made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without the prior written consent of the other (which consent shall not be unreasonably withheld), settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the indemnified party of an unconditional and irrevocable release from all liability in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Investment Advisor, on the one hand, and Bear Stearns, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Investment Advisor, on the one hand, and Bear Stearns, on the other hand, and also the relative fault of the Investment Advisor, on the one hand, and Bear Stearns, on the other hand, in connection with the statements, acts or omissions which resulted in suchlosses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and other relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. For purposes of this paragraph, the relative fault of the Investment Advisor, on the one hand, and Bear, Stearns, on the other hand, shall be apportioned as follows: (i) to the extent such losses, claims, damages or liabilities are determined to be a result of an act or omission by the Investment Advisor or a misstatement or omission in the Investment Advisor Materials including any Investment Advisor Materials contained in the Offering Materials, the Investment Advisor shall be deemed to be at fault, and (ii) to the extent such losses, claims, damages or liabilities are determined to be a result of a misstatement or omission in the Bear Stearns Materials, Bear Stearns shall be deemed to be at fault. Notwithstanding the foregoing (or any other provision of this indemnity), Bear Stearns shall not be obligated to contribute any amount (or amounts) under this indemnity that exceeds in aggregate an amount equal to the aggregate fees previously received by Bear Stearns pursuant to the Agreement.

         The Investment Advisor agrees that reliance by Bear Stearns on any publicly available information, any written Information or any directions furnished by the Investment Advisor shall not constitute negligence or willful misconduct by Bear Stearns.

         Neither termination nor completion of the Agreement referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.